Exhibit 5.1

Michael E. Tenta

(650) 843-5636

mtenta@cooley.com

June 20, 2012

Cytokinetics, Incorporated

280 East Grand Avenue

South San Francisco, CA 94080

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the sale and issuance by Cytokinetics, Incorporated, a Delaware corporation (the “Company”), of up to 55,921,055 shares of the Company’s common stock, par value $0.001 (the “Common Shares”), 23,026 shares of the Company’s Series B Convertible Preferred Stock, par value $0.001 (the “Preferred Shares” and together with the Common Shares, the “Shares”) and warrants to purchase up to an aggregate of 47,368,233 shares of the Company’s common stock (the “Warrants” and collectively with the Shares, the “Securities”), pursuant to the Registration Statement on Form S-3 (Registration Statement No. 333-178189), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on November 25, 2011 and declared effective by the Commission on December 8, 2011 (the “Initial Registration Statement”), as supplemented by subsequent filings, including the Registration Statement on Form S-3 filed with the Commission pursuant to Rule 462(b) of the Act (File No. 333-182226) (together with the Initial Registration Statement, the “Registration Statements”), and the related prospectus included in the Initial Registration Statement (the “Base Prospectus”), and the prospectus supplements relating to the Shares to be filed with the Commission pursuant to Rule 424(b) promulgated under the Act (the “Prospectus Supplements” and, together with the Base Prospectus, the “Prospectus”). All of the Shares and Warrants are to be issued and sold by the Company as described in the Registration Statements and Prospectus.

In connection with this opinion, we have examined and relied upon the Registration Statement and the Prospectus, the form of Warrant, the Company’s Amended and Restated Certificate of Incorporation, as amended, its Amended and Restated Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the genuineness and authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have assumed that the Certificate of Designation for the Company’s Series B Convertible Preferred Stock, par value $0.001, shall have been filed with the Secretary of State of Delaware.

Our opinion herein is expressed solely with respect to the federal laws of the United States, the General Corporation Law of the State of Delaware and, as to the Warrants constituting valid and legally binding obligations of the Company, with respect to the laws of the State of New York.

4401 EASTGATE MALL, SAN DIEGO, CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM

Cytokinetics, Incorporated

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Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

With regard to our opinion below with respect to securities of the Company to be issued after the date hereof, we express no opinion to the extent that, notwithstanding its current reservation of shares of the Company’s common stock, future issuances of securities of the Company and/or adjustments to outstanding securities of the Company cause (i) the Shares to be convertible for more shares of the Company’s common stock than the number that then remain authorized but unissued, or (ii) the Warrants to be exercisable for more shares of the Company’s common stock than the number that then remain authorized but unissued. Further, we have assumed the Exercise Price (as defined in the Warrants) will not be adjusted to an amount below the par value per share of the Company’s common stock.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Shares, when sold in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable, (ii) the common stock issuable upon the conversion of the Preferred Shares, when issued upon the conversion of the Preferred Shares in accordance with the terms thereof, will be validly issued, fully paid and nonassessable, (iii) provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, the Warrants, when issued and sold as contemplated in the Registration Statement and the Prospectus will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles and limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (iv) the Warrant Shares, when issued and paid for in accordance with the terms of the Warrants and as contemplated by the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus, the filing of this opinion as an exhibit to a current report on Form 8-K of the Company and the incorporation by reference of this opinion in the Registration Statement.

[Signature page to follow]

4401 EASTGATE MALL, SAN DIEGO, CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM

Cytokinetics, Incorporated

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Very truly yours,

Cooley LLP

By:	/s/ Michael E. Tenta
Michael E. Tenta

4401 EASTGATE MALL, SAN DIEGO, CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM